Hartman vREIT XXI, Inc.
2909 Hillcroft, Suite 420
Houston, TX  77057
713-467-2222

NEWS RELEASE

December 2, 2016

Press Contacts:

Rhonda Little
Marketing Specialist
Phone: 800-880-2212
Email: rlittle@hartmaninvestment.com

Hartman vREIT XXI, Inc. Breaks Escrow, Declares Initial Distribution Rate, and Purchases First Property

HOUSTON - Hartman vREIT XXI, Inc. (“vREIT XXI” or the “Company”), a publicly registered non-traded real estate investment trust, announced today that is has satisfied its minimum offering requirement of $1 million. The escrow break occurred on December 1, 2016, and the initial public offering investors have been admitted as shareholders effective as of that date.  The Company’s Board of Directors has declared an initial annualized distribution rate of 7.5 percent to common shareholders of record, which is comprised of a 5.5 percent cash distribution and a 2 percent stock distribution, based upon a $10 per share purchase price.

The vREIT XXI Board of Directors established and authorized this initial distribution to be paid to common shareholders of record as of December 31, 2016. The initial distribution will be paid on or about January 20, 2017.

Additionally, vREIT XXI, in a joint venture with Hartman Short Term Income Properties, XX, Inc., purchased Village Pointe Shopping Center (“Village Pointe” or the “Property”) in San Antonio, TX on November 14, 2016 for $7,050,000.  Village Pointe is a 54,246 square foot shopping center located just off US Highway 281 between Brook Hollow Boulevard and Thousand Oaks in San Antonio.  Built in 1982 and renovated in 2015, Village Pointe has impressive infill demographics that include a population of nearly 233,000 and an average household income of approximately $93,000, both within a five-mile radius.  The Property is located within five miles of San Antonio International Airport via US Highway 281.  Village Pointe boasts superior visibility with over 500 feet of highway frontage, a large monument sign, and a daily vehicle count of approximately 168,000 along US Highway 281. With proceeds from the escrow break, vREIT XXI will increase its investment in the joint venture to $1,350,000, or approximately 35.76% of joint venture equity, and intends to expand its ownership as new subscription dollars become available.

“We could not be more pleased with the success we are seeing during the launch of this newest NREIT offering. vREIT XXI offers investors the opportunity to add a quality value-oriented non-traded REIT investment to their portfolios,” said Al Hartman, CEO.

“Breaking escrow, completing our first asset investment, and establishing a well-thought out initial distribution for our investors marks a tremendous beginning to the distribution of what we believe will be another high-quality investment vehicle by Hartman. We look forward to working with the much-appreciated broker-dealer community and their field force in the distribution of this value-add investment program,” said Rick J. Vitale, CFA, Executive Vice President of Product Distribution and Development.

About Hartman vREIT XXI, Inc.

Hartman vREIT XXI, Inc. is a Texas-centric publicly registered non-traded real estate investment trust which was declared effective on June 24, 2016. The Company is offering 25,000,000 shares of its common stock at $10.00 per share and up to 2,000,000 shares of its common stock under its distribution reinvestment plan at $9.50 per share. The Texas-centric program seeks to acquire properties in the Dallas/Ft. Worth, Houston, and San Antonio markets. For information regarding leasing space at a Hartman property, please contact Lynna Smith at 214-432-3704 in Dallas, or Kat Morrison at 713-586-2669 in Houston, or visit www.HI-REIT.com. For information about Hartman investment offerings, please visit www.HartmanREITs.com, call 800-880-2212, or contact Rick Vitale directly at 651-491-3693.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Hartman Short Term Income Properties XX, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

Securities offered through D. H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Kingwood, TX 77339, (832) 644-1852.

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